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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            -----------------------


Date of report (Date of earliest event reported):  October 13, 1997


                          CHECKMATE ELECTRONICS, INC.
               (Exact Name of Registrant as Specified in Charter)


           Georgia                               0-22370                    88-0117097
(State or Other Jurisdiction            (Commission File Number)          (IRS Employer
      of Incorporation)                                                Identification No.)



                               1003 Mansell Road
                            Roswell, Georgia  30076
          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:  (770) 594-6000



         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.   OTHER EVENTS.

     A. On October 13, 1997, the Board of Directors of Checkmate Electronics, Inc. (the "Corporation") declared a dividend of one common stock purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Corporation. The dividend is payable on October 24, 1997, (the "Record Date") to the shareholders of record on that date. Each Right entitles the registered holder to purchase from the Corporation one Common Share of the Corporation, at a price of $50.00 per share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in the Shareholder Protection Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), dated as of October 13, 1997 between the Corporation and First Union National Bank, as Rights Agent (the "Rights Agent").

Separation Time
---------------

     Until the date on which certain events take place (the "Separation Time"), the Rights will be evidenced by, with respect to any Common Share certificate outstanding on the Record Date, such Common Share and a Summary of Rights mailed to each holder of record on the Record Date. The term "Separation Time" means the close of business on the earlier of (a) the tenth business day (or such earlier or later date as may be determined by the Board of Directors of the Corporation) following a public announcement by the Corporation that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding Common Shares (collectively, an "Acquiring Person") (the "Flip-in Date") or (b) the tenth business day (or such later date as may be determined by the Board of Directors of the Corporation) after the date on which any person or group of affiliated or associated persons commences a tender or exchange offer the consummation of which would result in the beneficial ownership by such Person of 15% or more of such outstanding Common Shares.

Transfer of Rights and Certificates
-----------------------------------

     The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Shares. Until the Separation Time (or the earlier termination or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or the earlier termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Separation Time, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Time, and such separate Right Certificates alone will evidence the Rights.

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Exercise Period
---------------

     The Rights are not exercisable until the Separation Time. After the Separation Time and prior to the Expiration Time, each Right (unless previously redeemed) will entitle the holder to purchase, for the Exercise Price, one Common Share. The Rights will expire on the Expiration Time, unless the Expiration Time is extended, or the Rights are earlier redeemed by the Corporation. The term "Expiration Time" is defined in the Rights Agreement and generally means October 24, 2007, unless the Rights are sooner exchanged or redeemed.

Adjustments
-----------

     The Exercise Price payable, and the number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right, are subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Separation Time.

     If prior to the Separation Time, the Corporation distributes securities or assets in exchange for Common Shares (other than regular cash dividends or a dividend paid solely in Common Shares) whether by dividend, reclassification or otherwise, the Corporation shall make such adjustments, if any, in the Exercise Price, number of Rights and otherwise as the Board of Directors deems appropriate.

Exercise of Rights for Common Stock
-----------------------------------

     At a Flip-in Date, Rights owned by the Acquiring Person or any affiliate or associate thereof or any transferee thereof will automatically become void and, subject to the Exchange Option summarized below, each other Right will automatically become a right to buy, for the Exercise Price, that number of Common Shares, or at the Board's discretion, cash, debt or other securities, having a market value of twice the Exercise Price. If any person or group acquires beneficial ownership of 15% or more of the outstanding Common Shares without any intent to acquire or affect control of the Corporation, that acquisition will not result in a Flip-in Date if such acquiror immediately enters into an irrevocable commitment to promptly divest, and thereafter promptly divests, sufficient Common Shares so that such 15% or greater beneficial ownership ceases. After a Flip-in Date occurs, the Corporation may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person, if the Corporation's Board of Directors is controlled by the Acquiring Person, unless proper provision is made so that each Right would thereafter become a right to buy, for the Exercise Price, that number of shares of common stock of such other person having a market value of twice the Exercise Price.

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Optional Exchange of Rights
---------------------------

     At any time after a Flip-in Date occurs and prior to the time a person or group of persons become the beneficial owner of more than 50% of the outstanding Common Shares, the Board of Directors of the Corporation may elect to exchange all of the outstanding Rights (other than Rights owned by such person or group which have become void), for shares of Common Shares at an exchange ratio (subject to adjustment) of one Common Share per Right (the "Exchange Option").

Redemption of Rights
--------------------

     At any time prior to a Flip-in Date, the Board of Directors of the Corporation may redeem the Rights for $.01 per Right. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate.

Amendments
----------

     The Corporation and the Rights Agent may amend the Rights Agreement in any respect prior to the occurrence of a Flip-in Date. Thereafter, the Corporation and the Rights Agent may amend the Rights Agreement in any respect which shall not materially adversely affect the interests of holders of Rights generally or to cure an ambiguity or to correct or supplement any provision which may be inconsistent with any other provision or otherwise defective.

Rights Prior to Exercise
------------------------

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

Documents and Effect of This Summary
------------------------------------

     A copy of the Rights Agreement is included as an Exhibit to this Report. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

     B. At its meeting on October 13, the Board of Directors of the Corporation also adopted two amendments to its by-laws. The Board adopted the fair price requirements of the Georgia Business Corporations Code (the "Code") which provide generally that, in the event of a takeover of the Corporation, all shareholders will receive a "fair price" for their shares, as determined by the statute. The Board also adopted the business combinations provisions of the Code which restrict certain business combinations with "interested parties."

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     A copy of the amended by-laws of the Corporation is included as an Exhibit to this Report. The foregoing description of the provisions of the fair price requirements of the Code and the business combinations provisions of the Code does not purport to be complete and is qualified in its entirety by reference to the Code.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     No financial statements are required to be filed as part of this Report. The following exhibits are filed as part of this Report:

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
      EXHIBIT NO.                              DESCRIPTION
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
         3.1              Bylaws of Checkmate Electronics, Inc., as amended.

         99.1             Shareholder Protection Rights Agreement, dated as of
                          October 13, 1997, between Checkmate Electronics, Inc.
                          and First Union National Bank, as Rights Agent

         99.2             Press Release, dated October 13, 1997

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CHECKMATE ELECTRONICS, INC.

                                       By:  /s/ J. Stanford Spence
                                       ---------------------------
                                          J. Stanford Spence
                                          Chairman of the Board

Dated:  October 16, 1997

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